Camden National Corporation Reports Third Quarter 2012 Results

Completed strategic acquisition of 15 branches

CAMDEN, Maine, Oct. 30, 2012 /PRNewswire/ -- Camden National Corporation (NASDAQ: CAC; "Camden National" or "the Company"), a $2.5 billion bank holding company headquartered in Camden, Maine, reported net income for the third quarter of 2012 of $6.3 million and diluted earnings per share ("EPS") of $0.82. Third quarter 2012 results compare to net income of $6.4 million and EPS of $0.83 for the prior quarter, and net income of $6.9 million and EPS of $0.90 for the third quarter of 2011. For the third quarter of 2012, the Company achieved a return on assets of 1.03%, a return on tangible equity of 13.54%, a net interest margin of 3.30%, and an efficiency ratio of 55.10%. For the nine months ended September 30, 2012, the Company achieved a return on assets of 1.09%, a return on tangible equity of 14.31%, a net interest margin of 3.39%, and an efficiency ratio of 54.77%.

"I'm pleased that the Camden National team has been able to complete the acquisition of 15 Bank of America branches and divest one as required by the Department of Justice, while producing solid financial results for the quarter," said Camden National President and Chief Executive Officer Gregory A. Dufour. "Expanding and strengthening our geographic footprint is just one important aspect of the branch acquisition. Also of strategic importance is the welcoming of approximately 30,000 new customer relationships to our organization, which will allow us to better leverage the entire franchise to benefit both customers and shareholders."

Third Quarter 2012 Highlights

  Strong core deposit growth as core deposit average balances grew $82.6 million between the second and third quarters of 2012.
  A decrease in net interest margin of 10 basis points during the third quarter of 2012 compared to the previous quarter, reflecting the impact of the prolonged and historically low interest rate environment.
  Higher capital levels as the total risk-based capital ratio increased to 16.39% at September 30, 2012.
  Stability of asset quality as non-performing asset levels and total past due loans have trended downward since December 31, 2011, as the Company maintained its credit underwriting discipline.

Operating Results

Net interest income on a fully-taxable basis for the third quarter of 2012 increased to $18.7 million, compared to $18.6 million for the second quarter of 2012, and decreased $250,000 compared to the third quarter of 2011. The net interest margin for the third quarter of 2012 declined 10 basis points from the previous quarter and 21 basis points from the third quarter of 2011. The decline reflects the impact of reinvesting cash flow in both investment securities and loans at lower interest rates due to the continued low interest rate environment. The decline in the net interest margin was partially mitigated by growth in average investments and average loans of $61.6 million during the third quarter of 2012.

The provision for credit losses was $868,000 for the third quarter of 2012, compared to $835,000 for the prior quarter and $1.2 million for the third quarter of 2011. The decrease in the provision for credit losses from the third quarter of 2011 was a result of lower non-performing assets and stabilization of net charge-offs. Net loan charge-offs totaled $1.3 million during the third quarter of 2012, compared to $574,000 for the prior quarter and $1.2 million for the third quarter of 2011.

Non-interest income for the third quarter of 2012 was $5.0 million, compared to $5.8 million for both the second quarter of 2012 and the third quarter of 2011. The decrease from the prior quarter was primarily due to a decrease in security gains of $554,000 and mortgage banking income of $124,000. The decrease in non-interest income from the third quarter of 2011 was primarily due to non-recurring bank-owned life insurance proceeds of $550,000 recorded in the third quarter of 2011, and a decrease in mortgage banking income of $360,000, partially offset by a $215,000 increase in service charges and fees.

Non-interest expense for the third quarter of 2012 was $13.4 million, compared to $14.0 million for the second quarter of 2012 and $13.3 million for the third quarter of 2011. The third quarter of 2012 included non-recurring expenses of $396,000 in branch acquisition-related expenditures. The second quarter of 2012 included non-recurring expenses of $728,000 for the early extinguishment of borrowings and $308,000 in branch acquisition-related expenditures. Other than these non-recurring expenses, non-interest expense totaled $13.0 million for the third quarter of 2012, which was flat from the previous quarter and a 3% decline from the third quarter of 2011.

Balance Sheet

Total loans (excluding loans held for sale) of $1.5 billion grew by $26.6 million, or 2%, since year-end. For the first nine months of 2012, commercial real estate loans increased $31.2 million and consumer and home equity portfolios grew $9.1 million as a result of retail promotions. During the same period, our residential real estate loan portfolio declined $7.0 million, primarily due to sales of thirty-year fixed rate mortgages, and commercial loans declined $6.8 million.

Our investment portfolio totaled $751.7 million at September 30, 2012, an increase of $139.7 million since December 31, 2011. During the second and third quarters of 2012, we purchased approximately $115.0 million of investment securities as a pre-investment strategy in anticipation of excess cash resulting from the branch acquisition, which was completed on October 26, 2012.

Total average deposits increased $73.7 million during the third quarter of 2012 compared to the previous quarter. This increase in average deposits resulted from growth of $82.6 million in demand deposits, interest checking, savings, and money market accounts, partially offset by a decline in retail certificates of deposit average balances of $9.0 million. The growth in checking, savings and money market accounts is primarily due to a combination of businesses and individuals maintaining higher balances in short-term deposits, the acquisition of several large deposit relationships and the typical seasonal inflow of deposits during the third quarter of each year.

Asset Quality

"Credit quality remains stable, reflecting our adherence to our credit underwriting standards," said Dufour. "Non-performing assets were 12% lower than the previous quarter and total past due loans have declined since year-end."

Non-performing assets at September 30, 2012, were $26.3 million, or 1.06% of total assets, compared to $29.7 million, or 1.24% of total assets, at June 30, 2012. Annualized net charge-offs for the third quarter of 2012 increased to 0.33% from 0.15% in the second quarter of 2012. The allowance for credit losses to total loans decreased slightly to 1.49% at September 30, 2012, compared to 1.52% at June 30, 2012.

Dividends and Capital

The board of directors approved a dividend of $0.25 per share, payable on October 31, 2012, to shareholders of record as of October 15, 2012. This distribution resulted in an annualized dividend yield of 2.70%, based on the September 28, 2012, closing price of Camden National's common stock at $37.04 per share as reported by NASDAQ.

Camden National's total risk-based capital ratio increased to 16.39% at September 30, 2012, compared to 15.95% at December 31, 2011, as capital levels increased from retained earnings. Camden National and its wholly-owned subsidiary, Camden National Bank, exceeded the minimum total risk-based, Tier 1, and Tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered "well capitalized."

On September 25, 2012, the board of directors authorized the 2012 Common Stock Repurchase Program ("Repurchase Program"). The Repurchase Program will allow for the repurchase of up to 500,000 shares, or approximately 6.5%, of the Company's outstanding common stock over the next year.

"This is the annual renewal of our common stock repurchase program," said Dufour. "We view the repurchase program as one component of our capital management plan, which provides flexibility to efficiently return capital to our shareholders when conditions and events warrant." Under the 2011 Common Stock Repurchase Program, the Company repurchased 78,824 shares, or 16% of the program's allotment and 1% of total outstanding shares.

About Camden National Corporation

Camden National Corporation, recently recognized by Forbes as one of "America's Most Trustworthy Companies," is the holding company employing more than 500 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 50 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "target," or "goal," or future or conditional verbs such as "will," "may", "might", "should," "would", "could" and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include, but are not limited to, the following: continued weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, a change in the allowance for loan losses, or a reduced demand for the Company's credit or fee-based products and services; adverse changes in the local real estate market could result in a deterioration of credit quality and an increase in the allowance for loan loss, as most of the Company's loans are concentrated in Maine, and a substantial portion of these loans have real estate as collateral; changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; adverse changes in asset; competitive pressures, including continued industry consolidation, the increased financial services provided by non-banks and banking reform; continued volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, the availability and terms of funding necessary to meet the Company's liquidity needs, and the Company's ability to originate loans and could lead to impairment in the value of securities in the Company's investment portfolios; changes in information technology that require increased capital spending; changes in consumer spending and savings habits; new laws and regulations regarding the financial services industry including but not limited to, the Dodd-Frank Wall Street Reform & Consumer Protection Act; changes in laws and regulations including laws and regulations concerning taxes, banking, securities and insurance; and changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters. Additional factors that could also cause results to differ materially from those described above can be found in our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise and assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of Non-GAAP Financial Measures

In addition to evaluating the Company's results of operations in accordance with GAAP, management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share, and tax-equivalent net interest income. We believe these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. The reconciliation to the comparable GAAP financial measure can be found in this document or the Form 8-K related to this document, all of which can be found on Camden National's website at www.camdennational.com.

Annualized Data

Certain returns, yields, and performance ratios, are presented on an "annualized" basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

	Selected Financial Data (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Selected Financial and Per Share Data:
Return on average assets	1.03%	1.19%	1.09%	1.17%
Return on average equity	10.90%	12.44%	11.45%	12.73%
Return on average tangible equity	13.54%	15.67%	14.31%	16.18%
Tangible equity to tangible assets(1)	7.86%	7.67%	7.86%	7.67%
Efficiency ratio(2)	55.10%	53.97%	54.77%	54.20%
Net interest margin (fully-taxable equivalent)	3.30%	3.51%	3.39%	3.55%
Tier 1 leverage capital ratio	9.57%	9.43%	9.57%	9.43%
Tier 1 risk-based capital ratio	15.13%	14.80%	15.13%	14.80%
Total risk-based capital ratio	16.39%	16.05%	16.39%	16.05%
Basic earnings per share	$0.82	$0.90	$2.51	$2.65
Diluted earnings per share	$0.82	$0.90	$2.51	$2.65
Cash dividends declared per share	$0.25	$0.25	$0.75	$0.75
Book value per share	$30.84	$28.91	$30.84	$28.91
Tangible book value per share (3)	$25.00	$22.99	$25.00	$22.99
Weighted average number of common shares outstanding	7,619,411	7,677,972	7,655,619	7,671,911
Diluted weighted average number of common shares outstanding	7,639,434	7,683,570	7,669,763	7,680,401

(1) Computed by dividing total shareholders' equity less goodwill and other intangible assets by total assets less goodwill and other intangible assets.

(2) Computed by dividing non-interest expense (excluding prepayment penalties and acquisition costs) by the sum of net interest income (tax equivalent) and non-interest income (excluding securities gains/losses and OTTI).

(3) Computed by dividing total shareholders' equity less goodwill and other intangible assets by the number of common shares outstanding.

Statement of Condition Data (unaudited)

	September 30,	September 30,	December 31,
(In thousands, except number of shares)	2012	2011	2011

Assets
Cash and due from banks	$48,933	$89,266	$39,325
Securities
Securities available for sale, at fair value	730,630	591,955	590,036
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	21,034	21,962	21,962
Total securities	751,664	613,917	611,998
Trading account assets	2,259	2,162	2,244
Loans held for sale	-	762	6,061
Loans	1,540,600	1,512,312	1,514,028
Less allowance for loan losses	(22,851)	(23,011)	(23,011)
Net loans	1,517,749	1,489,301	1,491,017
Goodwill and other intangible assets	44,485	45,389	45,194
Bank-owned life insurance	44,706	44,019	43,672
Premises and equipment, net	25,084	23,970	24,113
Deferred tax asset	5,681	11,341	13,486
Interest receivable	6,373	6,519	6,431
Prepaid FDIC assessment	3,921	5,088	4,796
Other real estate owned	596	1,759	1,682
Other assets	16,424	13,223	12,701
Total assets	$2,467,875	$2,346,716	$2,302,720

Liabilities
Deposits
Demand	$212,011	$278,900	$256,330
Interest checking, savings and money market	1,007,148	823,349	828,977
Retail certificates of deposit	362,103	417,456	395,431
Brokered deposits	108,057	121,552	110,628
Total deposits	1,689,319	1,641,257	1,591,366
Federal Home Loan Bank advances	171,519	126,953	136,860
Other borrowed funds	270,691	279,033	275,656
Junior subordinated debentures	43,794	43,691	43,717
Accrued interest and other liabilities	57,574	33,843	36,245
Total liabilities	2,232,897	2,124,777	2,083,844

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,620,072, 7,678,143, and 7,664,975 shares on September 30, 2012 and 2011 and December 31, 2011, respectively
	49,455	51,375	51,438
Retained earnings	178,844	165,300	165,377
Accumulated other comprehensive income
Net unrealized gains on securities available for sale, net of tax	16,311	13,485	11,128
Net unrealized losses on derivative instruments, at fair value, net of tax	(7,909)	(7,072)	(7,264)
Net unrecognized losses on post-retirement plans, net of tax	(1,723)	(1,149)	(1,803)
Total accumulated other comprehensive income	6,679	5,264	2,061
Total shareholders' equity	234,978	221,939	218,876
Total liabilities and shareholders' equity	$2,467,875	$2,346,716	$2,302,720

Statement of Income Data (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except number of shares and per share data)	2012	2011	2012	2011

Interest income
Interest and fees on loans	$18,084	$19,515	$54,787	$59,241
Interest on U.S. government and sponsored enterprise obligations	4,153	4,439	12,387	14,241
Interest on state and political subdivision obligations	344	387	1,064	1,284
Interest on federal funds sold and other investments	55	45	160	125
Total interest income	22,636	24,386	68,398	74,891
Interest expense
Interest on deposits	2,218	2,842	7,146	8,820
Interest on borrowings	1,337	2,265	4,164	7,319
Interest on junior subordinated debentures	634	632	1,904	1,983
Total interest expense	4,189	5,739	13,214	18,122
Net interest income	18,447	18,647	55,184	56,769
Provision for credit losses	868	1,182	2,708	3,271
Net interest income after provision for credit losses	17,579	17,465	52,476	53,498
Non-interest income
Income from fiduciary services	1,155	1,517	3,883	4,503
Service charges on deposit accounts	1,386	1,296	3,857	3,879
Other service charges and fees	1,003	878	2,804	2,691
Bank-owned life insurance	353	910	1,034	1,784
Brokerage and insurance commissions	360	307	1,109	1,050
Mortgage banking income, net	8	368	476	500
Net gain on sale of securities	197	177	1,098	197
Other income	586	435	1,798	1,435
Total non-interest income before other-than-temporary
impairment of securities	5,048	5,888	16,059	16,039
Other-than-temporary impairment of securities	(10)	(61)	(39)	(88)
Total non-interest income	5,038	5,827	16,020	15,951
Non-interest expenses
Salaries and employee benefits	7,270	7,437	21,150	21,402
Furniture, equipment and data processing	1,131	1,149	3,555	3,518
Net occupancy	930	944	3,061	2,960
Consulting and professional fees	408	601	1,351	2,143
Regulatory assessments	450	410	1,317	1,515
Other real estate owned and collection costs	571	519	1,694	1,425
Amortization of identifiable intangible assets	144	144	433	433
Acquisition costs (1)	396	-	704	-
Other expenses	2,070	2,105	7,003	6,470
Total non-interest expenses	13,370	13,309	40,268	39,866
Income before income taxes	9,247	9,983	28,228	29,583
Income taxes	2,992	3,054	8,978	9,245
Net income	$6,255	$6,929	$19,250	$20,338

Per Share Data:
Basic earnings per share	$0.82	$0.90	$2.51	$2.65
Diluted earnings per share	$0.82	$0.90	$2.51	$2.65

(1) Includes non-recurring costs associated with the acquisition and integration of the Bank of America branches.

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	September 30, 2012			September 30, 2011
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$667,341	$4,199	2.52%	$551,930	$4,473	3.24%
Securities - nontaxable (1)	36,608	529	5.78%	41,992	595	5.67%
Trading account assets	2,205	9	1.62%	2,249	11	1.76%
Loans: (1) (2)
Residential real estate	569,569	6,685	4.69%	588,050	7,443	5.06%
Commercial real estate	497,051	6,139	4.83%	466,991	6,347	5.32%
Commercial	165,263	1,957	4.63%	179,014	2,271	4.96%
Municipal	16,478	187	4.51%	24,438	261	4.24%
Consumer	288,384	3,181	4.39%	282,353	3,285	4.62%
Total loans	1,536,745	18,149	4.67%	1,540,846	19,607	5.03%
Total interest-earning assets	2,242,899	22,886	4.05%	2,137,017	24,686	4.58%
Cash and due from banks	40,944			46,233
Other assets	152,713			151,134
Less allowance for loan losses	(23,059)			(22,993)
Total assets	$2,413,497			$2,311,391

Liabilities & Shareholders' Equity
Retail deposits:
Non-interest bearing demand deposits	$210,203	-	-	$264,571	-	-
Interest checking accounts	401,204	95	0.09%	275,872	133	0.19%
Savings accounts	196,507	61	0.12%	173,513	108	0.25%
Money market accounts	367,532	512	0.55%	346,534	590	0.68%
Certificates of deposit	368,505	1,188	1.28%	421,816	1,532	1.44%
Total retail deposits	1,543,951	1,856	0.48%	1,482,306	2,363	0.63%
Borrowings:
Brokered deposits	111,518	362	1.29%	130,156	479	1.46%
Junior subordinated debentures	43,781	634	5.76%	43,679	632	5.74%
Other borrowings	449,622	1,337	1.18%	408,180	2,265	2.20%
Total borrowings	604,921	2,333	1.53%	582,015	3,376	2.30%
Total funding liabilities	2,148,872	4,189	0.78%	2,064,321	5,739	1.10%
Other liabilities	36,255			26,183
Shareholders' equity	228,370			220,887
Total liabilities & shareholders' equity	$2,413,497			$2,311,391

Net interest income (fully-taxable equivalent)		18,697			18,947
Less: fully-taxable equivalent adjustment		(250)			(300)
Net interest income		$18,447			$18,647

Net interest rate spread (fully-taxable equivalent)			3.27%			3.48%
Net interest margin (fully-taxable equivalent)			3.30%			3.51%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-to-date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Nine Months Ended			At or for the Nine Months Ended
	September 30, 2012			September 30, 2011
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$615,233	$12,528	2.72%	$568,477	$14,346	3.36%
Securities - nontaxable (1)	38,106	1,637	5.73%	45,220	1,975	5.82%
Trading account assets	2,194	19	1.16%	2,256	20	1.16%
Loans: (1) (2)
Residential real estate	574,134	20,695	4.81%	593,072	22,799	5.13%
Commercial real estate	488,142	18,263	4.92%	465,988	19,302	5.46%
Commercial	167,681	5,985	4.69%	177,952	6,904	5.12%
Municipal	14,527	534	4.91%	20,967	719	4.58%
Consumer	285,522	9,497	4.44%	281,608	9,769	4.64%
Total loans	1,530,006	54,974	4.76%	1,539,587	59,493	5.13%
Total interest-earning assets	2,185,539	69,158	4.20%	2,155,540	75,834	4.67%
Cash and due from banks	37,723			32,540
Other assets	153,818			155,105
Less allowance for loan losses	(23,146)			(22,822)
Total assets	$2,353,934			$2,320,363

Liabilities & Shareholders' Equity
Retail deposits:
Non-interest bearing demand deposits	$242,855	-	-	$241,480	-	-
Interest checking accounts	319,463	251	0.10%	252,637	411	0.22%
Savings accounts	188,797	242	0.17%	169,586	314	0.25%
Money market accounts	357,938	1,568	0.59%	331,936	1,777	0.72%
Certificates of deposit	379,216	3,786	1.33%	441,394	4,876	1.48%
Total retail deposits	1,488,269	5,847	0.52%	1,437,033	7,378	0.69%
Borrowings:
Brokered deposits	123,959	1,299	1.40%	122,788	1,442	1.57%
Junior subordinated debentures	43,756	1,904	5.81%	43,653	1,983	6.07%
Other borrowings	438,954	4,164	1.27%	479,949	7,319	2.04%
Total borrowings	606,669	7,367	1.62%	646,390	10,744	2.22%
Total funding liabilities	2,094,938	13,214	0.84%	2,083,423	18,122	1.16%
Other liabilities	34,517			23,296
Shareholders' equity	224,479			213,644
Total liabilities & shareholders' equity	$2,353,934			$2,320,363

Net interest income (fully-taxable equivalent)		55,944			57,712
Less: fully-taxable equivalent adjustment		(760)			(943)
Net interest income		$55,184			$56,769

Net interest rate spread (fully-taxable equivalent)			3.36%			3.51%
Net interest margin (fully-taxable equivalent)			3.39%			3.55%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)
	At or for Nine Months Ended	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended	At or for Nine Months Ended
(In thousands)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Non-accrual loans:
Residential real estate	$9,459	$10,349	$9,570	$9,503	$9,060
Commercial real estate	7,121	7,362	7,578	7,830	9,596
Commercial	3,765	4,687	4,253	3,955	4,278
Consumer	1,929	1,912	2,477	2,822	1,502
Total non-accrual loans	22,274	24,310	23,878	24,110	24,436
Loans 90 days past due and accruing	246	562	183	236	-
Renegotiated loans not included above	3,162	3,177	3,256	3,276	3,310
Total non-performing loans	25,682	28,049	27,317	27,622	27,746
Other real estate owned:
Residential real estate	421	1,045	1,226	791	1,098
Commercial real estate	175	652	672	891	661
Total other real estate owned	596	1,697	1,898	1,682	1,759
Total non-performing assets	$26,278	$29,746	$29,215	$29,304	$29,505

Loans 30-89 days past due:
Residential real estate	$1,256	$780	$1,961	$2,429	$1,447
Commercial real estate	1,938	2,122	3,075	2,107	1,149
Commercial	1,135	762	846	911	1,226
Consumer	452	310	245	1,793	505
Total loans 30-89 days past due	$4,781	$3,974	$6,127	$7,240	$4,327

Allowance for loan losses at the beginning of the period	$23,011	$23,011	$23,011	$22,293	$22,293
Provision for loan losses	2,676	1,817	991	4,741	3,270
Charge-offs:
Residential real estate	1,024	446	308	1,216	1,036
Commercial real estate	209	209	179	1,633	946
Commercial	1,146	416	191	1,256	1,080
Consumer	987	879	411	920	355
Total charge-offs	3,366	1,950	1,089	5,025	3,417
Total recoveries	530	384	97	1,002	865
Net charge-offs	2,836	1,566	992	4,023	2,552
Allowance for loan losses at the end of the period	$22,851	$23,262	$23,010	$23,011	$23,011

Components of allowance for credit losses:
Allowance for loan losses	$22,851	$23,262	$23,010	$23,011	$23,011
Liability for unfunded credit commitments	51	43	34	20	26
Balance of allowance for credit losses	$22,902	$23,305	$23,044	$23,031	$23,037

Ratios:
Non-performing loans to total loans	1.67%	1.83%	1.79%	1.82%	1.83%
Non-performing assets to total assets	1.06%	1.24%	1.25%	1.27%	1.26%
Allowance for credit losses to total loans	1.49%	1.52%	1.51%	1.52%	1.52%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.33%	0.15%	0.26%	0.39%	0.30%
Year-to-date	0.25%	0.21%	0.26%	0.26%	0.22%
Allowance for credit losses to non-performing loans	89.18%	83.09%	84.36%	83.38%	83.03%
Loans 30-89 days past due to total loans	0.31%	0.26%	0.40%	0.48%	0.29%

Reconciliation of non-GAAP to GAAP Financial Measures

Camden National presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes other-than-temporary impairment charges from non-interest expenses, excludes securities gains and losses from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands)	2012	2011	2012	2011
Non-interest expense, as presented	$13,370	$13,309	$40,268	$39,866
Less acquisition costs	396	-	704	-
Less prepayment fees on borrowings	-	-	728	-
Adjusted non-interest expense	12,974	13,309	38,836	39,866
Net interest income, as presented	18,447	18,647	55,184	56,769
Effect of tax-exempt income	250	300	760	943
Non-interest income	5,038	5,827	16,020	15,951
(Gains) losses on sale of securities	(197)	(177)	(1,098)	(197)
Other-than-temporary impairment of securities	10	61	39	88
Adjusted net interest income plus non-interest income	$23,548	$24,658	$70,905	$73,554
Non-GAAP efficiency ratio	55.10%	53.97%	54.77%	54.20%
GAAP efficiency ratio	56.93%	54.38%	56.55%	54.81%

The following table provides a reconciliation between tax-equivalent net interest income and net interest income in accordance with GAAP. A 35.0% tax rate was used for each period above.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands)	2012	2011	2012	2011
Net interest income, as presented	$18,447	$18,647	$55,184	$56,769
Effect of tax-exempt income	250	300	760	943
Net interest income, tax equivalent	$18,697	$18,947	$55,944	$57,712

The following table provides a reconciliation between tangible book value per share and book value per share, which has been prepared in accordance with GAAP:

	At September 30,	At September 30,
(In Thousands, Except per Share Data)	2012	2011
Shareholders' equity, as presented	$234,978	$221,939
Less goodwill and other intangibles	44,485	45,389
Tangible shareholders' equity	$190,493	$176,550
Shares outstanding at period end	7,620,072	7,678,143
Tangible book value per share	$25.00	$22.99
Book value per share	$30.84	$28.91

The following table provides a reconciliation between tangible equity to tangible assets and equity to assets, which has been prepared in accordance with GAAP:

	At September 30,	At September 30,
(In Thousands)	2012	2011
Shareholders' equity, as presented	$234,978	$221,939
Less goodwill and other intangibles	44,485	45,389
Tangible shareholders' equity	190,493	176,550
Total assets	2,467,875	2,346,716
Less goodwill and other intangibles	44,485	44,485
Tangible assets	$2,423,390	$2,302,231
Tangible equity to tangible assets	7.86%	7.67%
Equity to assets	9.52%	9.46%

The following table provides a reconciliation between return on average tangible equity and return on average equity, which has been prepared in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands)	2012	2011	2012	2011
Net income, as presented	$6,255	$6,929	$19,250	$20,338
Average shareholders' equity, as presented	228,370	220,887	224,479	213,644
Less average goodwill and other intangibles	44,552	45,456	44,764	45,608
Average tangible shareholders' equity	$183,818	$175,431	$179,715	$168,036
Return on average tangible equity	13.54%	15.67%	14.31%	16.18%
Return on average equity	10.90%	12.44%	11.45%	12.73%

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CONTACT: Susan M. Westfall, Senior Vice President, Clerk, Camden National Corporation, +1-207-230-2096, swestfall@camdennational.com